SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                  of 1934
                            (Amendment No.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           VARI-L COMPANY, INC.
             (Name of Registrant as Specified in Its Charter)


                         -------------------------
                 (Name of Person(s) Filing Proxy Statement
                       if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
     11.
     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                           VARI-L COMPANY, INC.
                            4895 Peoria Street
                          Denver, Colorado 80239
                              (303) 371-1560

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD JUNE 18, 1999

TO THE SHAREHOLDERS OF VARI-L COMPANY, INC.:

     NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of Vari-L Company, Inc., a Colorado corporation, will be held at the Embassy Suites, 4444 Havana Street, Denver, Colorado, on Friday, June 18, 1999 at 9:00 a.m. Mountain Daylight Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters:

     1. The election of five (5) Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

     2. The ratification of the appointment of Haugen, Springer & Co. as the independent public accountants of the Company for the calendar year ending December 31, 1999;

     3. The approval of an amendment to the Company's Tandem Stock Option and Stock Appreciation Rights Plan to increase the number of shares reserved under the Plan; and

     4. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     A Proxy Statement explaining the matters to be acted upon at the meeting is enclosed. Please read it carefully.

     Only holders of record of the $.01 par value Common Stock of the Company at the close of business on Wednesday, April 21, 1999, will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof. The Proxies are being solicited by the Board of Directors of the Company.

     All Shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed envelope which requires no additional postage if mailed in the United States. The giving of a Proxy will not affect your right to vote in person if you attend the Meeting.

                                      BY ORDER OF THE BOARD OF DIRECTORS
Denver, Colorado                               JOSEPH H. KISER
May 10, 1999                         CHAIRMAN OF THE BOARD AND SECRETARY






                           VARI-L COMPANY, INC.
                            4895 Peoria Street
                          Denver, Colorado 80239
                              (303) 371-1560
                    ----------------------------------
                              PROXY STATEMENT
                    ----------------------------------

                      ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD JUNE 18, 1999

                            GENERAL INFORMATION


     The enclosed Proxy is solicited by and on behalf of the Board of Directors of Vari-L Company, Inc., a Colorado corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders (the "Meeting") to be held at the Embassy Suites, 4444 Havana Street, Denver, Colorado, on Friday, June 18, 1999, at 9:00 a.m., Mountain Daylight Time, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's Shareholders on or about May 10, 1999.

     Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving a later dated written revocation of Proxy to the Company, providing a later dated amended Proxy to the Company, or voting in person at the Meeting. The expense of soliciting Proxies, including the cost of preparing, assembling and mailing this Proxy material to Shareholders, will be borne by the Company. It is anticipated that solicitations of Proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit Proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for the reasonable out-of-pocket expenses incurred by them in that connection.

     All shares represented by valid Proxies will be voted in accordance therewith at the Meeting.


                   SHARES OUTSTANDING AND VOTING RIGHTS

     All voting rights are vested exclusively in the holders of the Company's $.01 par value common stock ("Common Stock"), and only Shareholders of record at the close of business on Wednesday, April 21, 1999, are entitled to notice of and to vote at the Meeting or any adjournment thereof. On April 21, 1999, the Company had 5,495,358 shares of its Common Stock outstanding, each share of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of Directors. Cumulative voting in the election of Directors is not permitted.

     A majority of the Company's outstanding Common Stock represented in person or by Proxy and entitled to vote will constitute a quorum at the Meeting.


                       SECURITY OWNERSHIP OF CERTAIN
                     BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of shares of the Company's Common Stock owned beneficially, as of April 21, 1999, by any person who is known to the Company to be the beneficial owner of 5% or more of such Common Stock, and, in addition, by each Director and nominee for Director of the Company, by each Executive Officer of the Company, and by all Directors and Executive Officers of the Company as a group. Information as to beneficial ownership is based upon statements furnished to the Company by such persons. For purposes of this disclosure, the amount of the Company's Common Stock beneficially owned is the aggregate number of shares of the Common Stock outstanding on such date plus an amount equal to the aggregate amount of Common Stock which could be issued upon the exercise of stock options within 60 days of such date by each individual.


                                              Amount and Nature
                                                of Beneficial     Percent
Name of Beneficial Owner                          Ownership       of Class
------------------------                      -----------------   --------
Joseph H. Kiser(1)                                 789,543         13.6%
4895 Peoria Street
Denver, Colorado 80239

David G. Sherman(2)                                487,230          8.3%
4895 Peoria Street
Denver, Colorado 80239

Sarah L. Booher(3)                                  58,533          1.1%
4492 South Livonia Road
Livonia, New York 14487

David A. Lisowski(4)                                16,700           *
4800 Dahlia
Denver, Colorado 80216

Anthony B. Petrelli(5)                              10,000           *
5680 S. Bellaire Ct.
Greenwood Village, Colorado 80121

Daniel J. Wilmot(6)                                 92,290          1.7%
4895 Peoria Street
Denver, Colorado 80239

Derek L. Bailey(7)                                  74,290          1.3%
4895 Peoria Street
Denver, Colorado 80239

Jon L. Clark(8)                                     53,296          1.0%
4895 Peoria Street
Denver, Colorado 80239

Dimensional Fund Advisors Inc.                     394,200          7.2%
1299 Ocean View Avenue, 11th Floor
Santa Monica, California 90401

All Directors and Executive                       1,571,832        24.3%
Officers as a Group(9)
(8 Persons)


--------------------------

(1) Includes 247,863 shares beneficially owned by Mr. Kiser as the result of certain trust arrangements. Also includes options to purchase 325,000 shares.
(2)  Includes options to purchase 410,000 shares.
(3) Includes 19,920 shares held by Ms. Booher pursuant to trust arrangements. Also includes options to purchase 22,000 shares. Does not include an additional 4,230 shares held by her husband, Robert Booher, for which shares she has disclaimed beneficial ownership.
(4)  Includes options to purchase 15,000 shares.
(5)  Includes options to purchase 5,000 shares.
(6)  Consists of options to purchase 92,290 shares.
(7)  Consists of options to purchase 74,290 shares.
(8)  Includes options to purchase 34,366 shares.
(9)  Includes options to purchase 977,946 shares.

*Less than one percent.


                           ELECTION OF DIRECTORS

     The Board of Directors recommends the election as Directors of the five (5) nominees listed below. The Board's recommendation as nominees includes all of the Directors elected at the last annual meeting of Shareholders. The five nominees, if elected, will hold office until the next annual meeting of Shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. IT IS INTENDED THAT SHARES REPRESENTED BY PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES NAMED BELOW UNLESS A CONTRARY DIRECTION IS INDICATED. If at the time of the Meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

     The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company currently held by him, and the period during which he has served as a Director:


                               All Positions and       Period Served
                               Offices Held With        as Director
Name                 Age          the Company          of the Company
-------------------  ---      ----------------------  ---------------
Joseph H. Kiser       61      Chairman, Chief            Since 1965
                              Scientific Officer,
                              Secretary and Director

David G. Sherman      54      President, Chief           Since 1991
                              Executive Officer
                              and Director

Sarah L. Booher       57      Director                   Since 1994

David A. Lisowski     46      Director                   Since 1996

Anthony B. Petrelli   46      Director                   Since 1997


     None of the nominees hold directorships in any other company having a class of securities registered under the Securities Exchange Act of 1934, as amended, or in any company registered as an investment company under the Investment Company Act of 1940, as amended.


                   MEETINGS AND COMMITTEES OF THE BOARD

     The Company's Audit Committee oversees the accounting controls for the Company. During the last fiscal year the Committee was comprised of David G. Sherman, Sarah L. Booher and David A. Lisowski. This Committee held two meetings during the last calendar year.

     The Company also has a Compensation Committee, which Committee makes recommendations on executive compensation and selects those persons eligible to receive grants of options and appreciation rights under the Company's Tandem Stock Option and Stock Appreciation Rights Plan and grants of Common Stock under the Company's Stock Grant Plan. During the last fiscal year the Committee was composed of two of the outside directors, Sarah L. Booher and David A. Lisowski until June 18, 1998, when Anthony B. Petrelli replaced Ms. Booher on the Committee. The Committee held two meetings during the last calendar year and one other meeting was conducted by unanimous written consent of the members of the Committee.

     The Board of Directors met in person five times during the last calendar year and one other meeting was conducted by unanimous written consent of the Directors. There are no incumbent Directors who during the last fiscal year attended fewer than 75% of the aggregate of all meetings of the Board and of all committees of the Board on which he or she serves.


              DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     Set forth below are the names of all Directors and Executive Officers of the Company, their ages, all positions and offices held by each such person, the period during which he has served as such, and the principal occupations and employment of such persons during the last five years:

     JOSEPH H. KISER. Mr. Kiser, age 61, currently serves as Chairman of the Board, Chief Scientific Officer, Secretary and as a Director of the Company. He has been employed by the Company since 1954 in various capacities including President, C.E.O. and Vice President of Engineering. In 1992, Mr. Kiser stepped down from his position as President of the Company in order to concentrate his efforts on engineering and new product development. Mr. Kiser, whose father founded the Company in 1953, has been largely responsible for many of the technological successes and innovations of the Company for the past 40 years. The Company believes that Mr. Kiser's direction of the Company's engineering efforts ensures that the Company will continue to aggressively pursue meaningful and valuable research and development projects, including but not limited to the development and the continuous improvement of its new commercial, high-volume, standardized products. Mr. Kiser is also primarily responsible for the Company's rapidly expanding and highly successfully commercial product line. Mr. Kiser earned a BSEE degree in Electrical Engineering from Cooper Union in 1967. Mr. Kiser is the brother of Sarah L. Booher, a Director of the Company.

     DAVID G. SHERMAN. Mr. Sherman, age 54, was elected as President and Chief Executive Officer in June 1992, and has been a Director of the Company since 1991. Mr. Sherman has 30 years of experience in financial and operations management and has been continuously employed by the Company since 1987 in various capacities, including Controller, Vice President-Finance, Treasurer and Assistant Secretary. Mr. Sherman was also previously employed by the Company from 1977 to 1979 as Controller. In the past six years, Mr. Sherman has led the Company through a series of successful private and public stock offerings, new bank financings, a highly successful expansion into the commercial marketplace and the equally successful development of international markets for both commercial and military products. Prior to his employment with the Company, Mr. Sherman's employment included executive and managerial positions with Mincomp Corporation, Englewood, Colorado, Linc Drilling, Denver, Colorado, Petro-Silver, Inc., Denver, Colorado, Prairie Drilling Company, Casper, Wyoming, Electro Medical Systems, Englewood, Colorado, Jefferson County Mental Health Center, Lakewood, Colorado and Clifton Gunderson & Company, Boulder, Colorado. Mr. Sherman attended American University in Washington, DC where he received a BSBA in Accounting/Computer Science in 1968.

     SARAH L. BOOHER. Ms. Booher, age 57, was appointed as a Director of the Company on January 18, 1994. She has been a managing partner of Good Earth Farm, a horse breeding farm, since 1992. Ms. Booher was the Executive Director of the Park Ridge Foundation, a nonprofit health care foundation located in Rochester, New York, from February 15, 1988 until September 1, 1996. She remained as a consultant to the Foundation until August 30, 1997. After September 1, 1996, she became Vice President of PMA Associates of Genesee Valley, Inc., a nonprofit strategic planning corporation in Livonia, New York, where she remains as a consultant and Secretary/Treasurer. She has also been a fund raising consultant for the Cordelia A. Greene Library in Castile, New York, and the Hope Hall School of Rochester, New York since 1998. During 1996 and 1997, Ms. Booher served as President of the Genesee Valley New York Chapter of the National Society of Fundraising Executives, a nonprofit organization, where she also served on the Board of Directors from 1986 to 1997. She received a BA degree from the University of Colorado in 1964. Ms. Booher is the sister of Joseph H. Kiser, an Executive Officer and Director of the Company.

     DAVID A. LISOWSKI. Mr. Lisowski, age 46, was elected as a Director on June 26, 1996. Mr. Lisowski is the President and a Director of The Denver Wholesale Florist Company, a national wholesale florist, for which he has been the General Manager and Chief Executive Officer since 1993. He was employed by Central Bank of Denver, N.A., a commercial bank in Colorado, and various affiliated banks from 1972 to 1992. His employment with Central Bank included serving as Senior Vice President of Commercial Lending in Southern Colorado as well as various other positions. Mr. Lisowski attended Metropolitan State College where he received a BS degree in Finance in 1988.

     ANTHONY B. PETRELLI. Mr. Petrelli, age 46, was elected as a Director on October 17, 1997. Mr. Petrelli has served as Senior Vice President of Investment Banking Services at Neidiger, Tucker, Bruner, Inc, an investment banking firm and registered broker-dealer in Denver, Colorado, since May of 1987. He also serves as a Director of Guardian Acceptance Corp., a consumer finance company in Denver, Colorado, for which he served as President from September 1996 until December 1997. Mr. Petrelli received a BS degree in Business in 1974 and an MBA in 1979 from the University of Colorado.

     DANIEL J. WILMOT. Mr. Wilmot, age 34, was elected Vice President of Engineering in November 1993. He joined the Company in August 1992 as Product Development PLL Design Engineer and was promoted to Director of Advanced Products/Development Engineer in 1993. Prior to coming to the Company, Mr. Wilmot was an RF Lead Engineer with Rockwell International where he worked in management, design, development, and cost management and containment for PLLs and VCOs, among other hybrid RF devices, since 1988. Mr. Wilmot earned a BSEE from the University of California in 1986 and an MSEE from California State University in 1991.

     DEREK L. BAILEY. Mr. Bailey, age 34, was elected Vice President of Sales and Marketing in October 1995. He joined the Company in May 1994 as Eastern Regional Sales Manager and was promoted to National Sales Manager in October 1994. Mr. Bailey has been associated with the Company in various sales capacities since April 1990. Prior to joining the Company, he worked for CEtech Electronics Corporation in Annapolis Junction, Maryland, as an RF/Microwave Sales Engineer from April 1990 to May 1994, selling the Company's and other products. Before that, Mr. Bailey held the positions of Engineer, RF Design Engineer and Project Engineer with Adams Russell - Microtel Division in Hunt Valley, Maryland, where he was involved with the design and development of covert intelligence surveillance receivers, since 1986. Mr. Bailey received his BSEET degree from the Ohio Institute of Technology in October 1985.

     JON L. CLARK. Mr. Clark, age 52, was elected Vice President of Finance and Treasurer of the Company in June 1996. In March 1998 Mr. Clark was appointed as the Company's Chief Financial Officer. He began working for the Company in May 1994 as the Controller, which position he held until his promotion to Vice President in June 1996. Prior to joining the Company, Mr. Clark was an Associate with RLK Associates from January 1991 to May 1994, a credit training and management consulting company.
Mr. Clark was Vice President of Commercial Lending with Colorado National Bank for 19 years prior to January 1991. He attended the University of Nebraska and the University of Colorado. He earned an advanced degree in bank management from the Southwestern Graduate School of Banking, Southern Methodist University in 1983.

     The Company's Executive Officers are elected by the Board of Directors at the first meeting after each annual meeting of Shareholders, and hold office until the next such meeting of Directors or their earlier resignation or removal.

     There is no arrangement or understanding between any such Director or Executive Officer and any other person or persons pursuant to which he or she was or is to be selected as a Director or Executive Officer nor is there any family relationship between or among any of the Company's Directors or Executive Officers, except that Joseph H. Kiser and Sarah L. Booher are brother and sister.



                          EXECUTIVE COMPENSATION

                        Summary Compensation Table

     The following table summarizes the compensation for the years ended December 31, 1998, 1997 and 1996 of the Company's Chief Executive Officer and next most-highly compensated Executive Officers whose salary and bonus exceeded $100,000:


                                        Annual Compensation

Other
Name and                                                      Annual
Principal Position   Year        Salary ($)     Bonus ($) Compensation($)

Joseph H. Kiser     1998        $295,000       $75,000      $103,070(1)
Chairman of the     1997         278,547        50,000       93,663(3)
Board, Chief        1996         232,284        50,000       63,126(4)
Scientific Officer

David G. Sherman
President and CEO   1998        $195,000       $75,000      $88,031(6)
                    1997         183,746        50,000       57,192(7)
                    1996         139,992        50,000(8)    50,910(9)

Daniel J. Wilmot
 Vice President of
Engineering         1992        $114,712       $37,000      $24,578(10)
                    1997          93,462        25,025        5,617(11)
                    1996          79,904        20,000        5,201(12)

Derek L. Bailey
Vice President
Sales and
Marketing           1998        $114,712       $37,000      $23,851(14)
                    1997         93,462         21,879       14,151(15)
                    1996         83,481         20,000        5,201(16)

                              Long Term Compensation
                                        Awards
                                                       Securities
                              Restricted               Underlying
                              Stock                    Options/
                              Award(s) ($)             SARs (#)


Joseph H. Kiser
Chairman of the            $139,747(2)                100,000
Board, Chief                139,747                   100,000
Scientific Officer            -0-                     150,000(5)

David G. Sherman
President and CEO          $139,747(2)                100,000
                            139,747                   100,000
                              -0-                     200,000(5)

Daniel J. Wilmot
 Vice President of            -0-                     47,700
Engineering                   -0-                     25,000
                              -0-                     45,000(13)

Derek L. Bailey
Vice President                -0-                     86,450
Sales and                     -0-                     35,000
Marketing                     -0-                     40,000(17)


(1) Includes payment of $31,600 for accrued vacation earned but not taken; an IRA contribution of $2,000; an automobile benefit of $1,967; and a tax reimbursement of $67,503.
(2) Does not include 6,250 shares valued at $139,747 earned in 1997 but not issued until 1998. See "Employment Agreements."
(3) Includes payment of $42,754 for accrued vacation earned but not taken; an IRA contribution of $2,000; an automobile benefit of $1,550; and a tax reimbursement of $47,359.
(4) Includes payment of $13,308 for accrued vacation earned but not taken; an IRA contribution of $2,000; an automobile expense reimbursement of $1,550; and a tax reimbursement of $46,268.
(5)  Includes 100,000 options granted in June 1995 and repriced in October
     1996.
(6) Includes an IRA contribution of $2,000; an automobile benefit of $1,368; a tax reimbursement of $66,301; and a retroactive pay increase from June 1, 1997 paid in 1998 of $18,362.
(7) Includes a deferred IRA contribution of $2,000; an automobile benefit of $1,270; and a tax reimbursement of $53,922.
(8)  Payment of Mr. Sherman's 1996 bonus was deferred until fiscal 1997.
(9) Includes an IRA contribution of $2,000; an automobile benefit of $1,270; and a tax reimbursement of $47,640.
(10) Includes payment of $2,212 for accrued vacation earned but not taken; an IRA contribution of $2,000; an automobile benefit of $1,270; and a tax reimbursement of $19,096.
(11) Includes an IRA contribution of $2,000; an automobile benefit of $1,270; and a tax reimbursement of $2,347.
(12) Includes an IRA contribution of $2,000; an automobile benefit of $1,270; and a tax reimbursement of $1,931.
(13) Includes 20,000 options granted in June 1995 and repriced in October
     1996.
(14) Includes an IRA contribution of $2,000; an automobile benefit of $1,270; and a tax reimbursement of $20,581.
(15) Includes an IRA contribution of $2,000; an automobile benefit of $1,270; and a tax reimbursement of $10,881.
(16) Includes an IRA contribution of $2,000; an automobile expense reimbursement of $1,270; and a tax reimbursement of $1,931.
(17) Includes 15,000 options granted in October 1995 and repriced in October 1996.


                   Option/SAR Grants in Last Fiscal Year

     The following table sets forth the information concerning individual grants of stock options and appreciation rights during the last fiscal year to each of the named Executive Officers:


                             Individual Grants

                    Number of         Percent of
                    Securities      Total Options/  Exercise
                    Underlying     SARS Granted to  or Base
                   Options/SARs      Employees in    Price   Expiration
Name                Granted(#)       Fiscal Year     ($/Sh)     Date

Joseph H. Kiser     100,000(1)             12%      $9.42      3-26-08
David G. Sherman    100,000(2)             12%      $9.42      3-26-08
Daniel J. Wilmot     27,700(3)              6%      $8.49      1-22-08
                     20,000(1)                      $6.19      9-30-99
Derek L. Bailey      66,450(4)             10%      $8.49      1-22-08
                     20,000(1)                      $6.19      9-30-99

(1)  Of this grant, all were nonqualified stock options.
(2) Of this grant, 89,452 were nonqualified stock options and 10,548 were incentive stock options.
(3) Of this grant, 24,668 were nonqualified stock options and 3,032 were incentive stock options.
(4) Of this grant, 62,446 were nonqualified stock options and 4,004 were incentive stock options.



          Aggregated Option/SAR Exercises in Last Fiscal Year and
                     Fiscal Year End Option/SAR Values

     The following table sets forth information concerning each exercise of stock options during the last fiscal year by each of the named
Executive Officers and the fiscal year end value of unexercised options:



Number of
                                           Securities        Value of
                                           Underlying      Unexercised
               Shares                     Unexercised      In-the-Money
              Acquired                    Options/SARs     Options/SARs
                 on           Value        at Fiscal        at Fiscal
            Exercise(#)      Realized     Year-End(#)     Year-End($)(1)

                                          Exercisable/     Exercisable/
                                         Unexercisable    Unexercisable

J.H. Kiser      -0-           $0        275,000/75,000        $0/0
D.G. Sherman    -0-           $0        360,000/75,000     $187,355/$0
D.J. Wilmot     -0-           $0        52,750/90,700      $137,840/$0
D.L. Bailey     -0-           $0        26,000/135,450        $0/$0

----------------------

(1) Based on the fair market value of the Common Stock on December 31, 1998 of $7.563, being the closing price as quoted on the Nasdaq National Market.

Directors' Compensation
-----------------------

     The Company currently has an arrangement whereby each outside Director receives $1,000 per day for attendance in person (including lengthy meetings held by telephonic conference) at any meeting of the Board of Directors or a committee thereof. Outside Directors are reimbursed for their expenses in attending meetings of the Board of Directors and its committees.

     In addition, pursuant to the Company's Tandem Stock Option and Stock Appreciation Rights Plan, outside Directors, on the date of each meeting of the Board of Directors, a committee thereof or a meeting with management of the Company or other Directors for Company business or affairs, attended in person (including lengthy meetings held by telephonic conference) by such Director, receive a grant of ten-year, fully vested options to purchase 500 shares of Common Stock.

     Outside Directors also receive a grant of 50 shares each of Common Stock per month from the Company's Stock Grant Plan.

Employment Agreements
---------------------

     In April of 1998, the Company executed new employment agreements with Joseph H. Kiser and David G. Sherman (the "Senior Officers") for an initial term of four years commencing June 1, 1997. On each June 1 beginning in 1998, the agreements provide that they are automatically extended for an additional year unless the Company or the Senior Officer gives notice of non-extension more than sixty (60) days before May 31 of such year. Because no such notice was given in 1999 for Messrs. Kiser and Sherman, their agreements currently expire in 2003. Pursuant to the agreements, the minimum base salaries for Messrs. Kiser and Sherman are $295,000 and $195,000, respectively. The agreements also provide for quarterly and/or year-end bonuses payable in cash or shares of the Company's stock which are to be set each year by the Company's Compensation Committee on the basis of merit and the Company's financial success and progress in the prior fiscal year. In addition, each of the agreements provide for a bonus of 25,000 shares of the Company's stock, 50% of which, or 12,500 shares, was granted upon execution of the agreement, 25% or 6,250 shares was vested on March 12, 1999 and the remaining 25%, or 6,250 shares, will vest on April 15, 2000 if the Senior Officer achieves certain performance goals established by the Company's Compensation Committee. The Committee determined that vesting of the first 12,500 shares was reasonable and appropriate under the circumstances in light of the record financial performance of the Company in fiscal 1996 and 1997 but vesting of the remaining 12,500 shares was deferred pending future performance of the Company and the Senior Officers. The Committee determined on March 12, 1999 that the performance goals of the Company for 1998 had been met and therefore determined to vest 6,250 shares on that date. The agreements provide that all income and other taxes attributable to the stock bonuses will be paid by the Company upon vesting. All unvested stock bonuses and options and stock appreciation rights previously granted to the Senior Officers will fully vest in the event of a change of control or an involuntary termination. However, all or a portion of the stock bonuses are subject to forfeiture if a Senior Officer violates the non-compete clause in his agreement.

     The agreements further provide for severance pay equal to the greater of the Senior Officer's annual base salary multiplied by the remaining term of the agreement or 2.99 times the Senior Officer's average annual compensation over the last five years in the event of involuntary termination of employment by the Company. In the case of a voluntary retirement from employment or mandatory retirement from employment pursuant to a retirement plan to which the Senior Officer was subject prior to a change in control, he would be entitled to one-half of his annual base salary as severance pay. In the case of an involuntary termination after a change of control of the Company, the severance pay is payable immediately. If an involuntary termination does not occur after a change of control, severance pay is payable over a three-year period. In the case of a voluntary termination, severance pay is payable over a six-month period, provided, however, that if the Senior Officer provides consulting services to the Company pursuant to the agreement, the severance amount will be based upon his annual base salary at the time of termination of employment but will not be payable to him until after termination of the consulting services. In the event of voluntary termination or retirement, the Company agrees to engage the Senior Officer as a consultant to the Company for a period of up to five years for which he will be paid a fee equal to 50% of his annual base salary on the date of termination of employment. For each year or part thereof that the Senior Officer provides consulting services to the Company, he will receive a retirement benefit of 25% of his annual base salary at the time of his voluntary termination or retirement for the same amount of time, which retirement benefit will be paid to the Senior Officer in accordance with the Company's existing payroll policies over a period of time equal to the number of years or parts thereof that he provides consulting services. In the case of involuntary termination which occurs after a change of control of the Company, the Senior Officers have the right to require the Company to repurchase their shares of the Company's Common Stock to the extent necessary to enable the Senior Officers to repay certain financial obligations to a former officer of the Company which they have undertaken on behalf of the Company.

     In the event of a Senior Officer's death while the agreement is still in force, the Company is obligated to pay to the Senior Officer's estate an amount equal to the then annual base salary for the greater of one year or the remaining term of the agreement. The amount otherwise payable upon a Senior Officer's death will be reduced by the amount of proceeds paid to his estate from life insurance policies purchased by the Company for such purpose. In addition, the Company will utilize a portion of the proceeds of the key man life insurance owned by the Company to purchase the shares of the Company's stock beneficially owned by a Senior Officer or his spouse at the time of death and all shares obtainable through the exercise of stock options owned by a Senior Officer (up to a maximum of 750,000 shares) at fair market value at the time of his death. In the event a Senior Officer becomes disabled during the term of his employment, the Senior Officer will continue to receive his annual base salary for up to six consecutive months, at which point the Company has the option to terminate the agreement. Upon such termination, a Senior Officer will receive disability benefits under the Company's standard employee disability insurance policy as well as the supplemental disability policy obtained by the Company for him.

     The Senior Officers have agreed that, for a period of one year after termination or expiration of their respective employment agreements or the period covered by any severance amount, consulting arrangement or retirement benefit, whichever is greater, they will not, directly or indirectly, own, manage, operate, control, provide services to, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of any business which is similar to the type of business conducted by the Company and which conducts such business or sells its products within and to the same market as the Company's market at the time of the termination or expiration of the agreement. The Senior Officers have also consented to the Company's purchase of key man life insurance on each of their lives, naming the Company as beneficiary. There are no arrangements, agreements or understandings for the Company to provide the Senior Officers with any rights or benefits upon termination other than those described above.

     In 1997, the Company entered into employment agreements with Daniel
J. Wilmot, Derek L. Bailey and Jon L. Clark (the "Officers") for a term of three years commencing January 1, 1997. In January 1999, the agreements were amended to provide that they are automatically extended for an additional year on December 31, 1999, and each succeeding anniversary of that date unless the Company or the Officer gives notice of non-extension more than thirty (30) days before December 31 of such year. Pursuant to the agreements, the minimum base salaries for the Officers range from $75,000 to $90,000. The agreements also provide for year-end bonuses as determined at the beginning of each fiscal year of the Company by the Board of Directors based on the basis of merit and the Company's financial success and progress. The agreements provide for severance pay equal to the then annual base salary for periods ranging from six months to one year in the event of involuntary termination. In the case of involuntary termination or a change of control, the severance is payable immediately upon termination. If involuntary termination does not occur after a change of control, the severance is payable on regular bi-weekly payroll dates for the applicable period.

     In the event of the death of an Officer, the Company is obligated to pay to the Officer's estate an amount equal to the then annual base salary for one year. The amount otherwise payable upon their death would be reduced by the amount of proceeds paid to the estate from life insurance policies purchased by the Company for such purpose. In the event that the Officer becomes disabled during the term of his employment, the Company may, at its option, terminate such person's employment and such person would thereafter be eligible to receive disability under the Company's standard employee disability insurance policy like any other employee.

     The Officers have agreed that, for a period of one year after termination of employment, they will not, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of any business which is similar to the type of business conducted by the Company and which conducts such business or sells its products within and to the same market as the Company's market at the time of the termination or the expiration of the agreement. The Officers have also consented to the Company's purchase of key man life insurance on each of their lives, naming the Company as beneficiary.


                  TRANSACTIONS WITH MANAGEMENT AND OTHERS

     In the past, the Company has entered into various transactions with its officers and major shareholders. Transactions with such individuals which subject the Company to continuing obligations are described below.

     Certain of the Company's facilities are leased under long-term operating leases from the Company's Chairman of the Board, Joseph H. Kiser, and a partnership in which he is a partner. Minimum future annual lease payments over the next five years are as follows:

                    1999             $168,957
                    2000              168,957
                    2001              168,957
                    2002              159,565
                    2003              129,615
                                     --------

                                     $796,051
                                     ========

     Rent expense on these leases was $127,287 for 1998 and $118,953 for 1997. The Company believes that these amounts paid to Mr. Kiser or the partnership are no greater than would be paid in an arms-length transaction and that the terms of the leases are substantially similar to leases of similar term on commercial properties in the same area.

     In 1992, the Company entered into a settlement agreement with an individual, Carolyn Kiser, who, prior to June 1991, was an officer, director, shareholder and employee of the Company and, prior to 1990, the wife of Joseph H. Kiser. The total cost of the settlement agreement to the Company at the time of settlement (exclusive of the stock redemption) was approximately $1.1 million. Ms. Kiser received payments totalling $15,868 from the Company pursuant to the settlement agreement between December 31, 1997 and June 30, 1998. A portion of those payments was paid in the form of rental payments on residential properties owned by Ms. Kiser in Colorado and Mexico. The rental payments totalled $8,595 in 1998 and $25,290 for 1997. The payments in 1998 completed the remaining rental payments.

     All ongoing and future transactions between the Company and its affiliates will be no less favorable to the Company than from unaffiliated third parties and will be approved by a majority of the Company's disinterested directors.

 * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *


               APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The independent public accounting firm of Haugen, Springer & Co. ("Haugen") audited the financial statements of the Company for the period ended December 31, 1998. Although ratification of the appointment of Haugen for the fiscal year ending December 31, 1999 is not required by Colorado law, the Company's Articles of Incorporation or Bylaws, the Board of Directors believes a decision of this nature should be made with the consideration of the Shareholders. Accordingly, the Shareholders are being asked to consider the ratification of the appointment of Haugen for the calendar year ending December 31, 1999. If a significant number of shares are voted against the appointment or if either the services or price offered by Haugen are not satisfactory to the Board of Directors, the Board of Directors will reconsider the selection of Haugen for the calendar year ending December 31, 1999. It is expected that a representative of Haugen will be present at the Meeting to respond to appropriate questions and be given the opportunity to make a statement if he so desires.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE
      APPOINTMENT OF HAUGEN, SPRINGER & CO. AS THE INDEPENDENT PUBLIC
        ACCOUNTANTS FOR THE CALENDAR YEAR ENDING DECEMBER 31, 1999.

 * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

                  PROPOSAL TO AMEND THE STOCK OPTION PLAN

     The Tandem Stock Option and Stock Appreciation Rights Plan (the "Plan") was adopted by the Company in 1987 in order to grant stock options and stock appreciation rights to officers, directors, employees, advisors and consultants of the Company. On April 2, 1999, the Compensation Committee (the "Committee") approved an amendment to the Plan to increase the number of shares reserved under the Plan. The Company's Board of Directors and its Compensation Committee (presently consisting of David A. Lisowski and Anthony B. Petrelli, both of whom are outside Directors) believe that an increase in the number of options available for grant is important to provide flexibility to the Committee in its administration of the Plan, to encourage stock ownership by employees and management, to permit the Company to attract and retain officers, directors, key employees, advisors and consultants, and to continue to provide incentives and promote the financial success and progress of the Company. In addition, the grant of stock options can be made without the expenditure of the Company's limited cash or other liquid resources, which are being preserved for the Company's expanded marketing efforts and its continuous research and development programs to stay competitive in a rapidly changing technological environment. Accordingly, the Shareholders are being asked to increase the number of shares reserved under the Plan from 3,000,000 to 3,270,000.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE
               "FOR" THE AMENDMENT TO THE STOCK OPTION PLAN.

 * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *


                              OTHER BUSINESS

     As of the date of this Proxy Statement, management of the Company was not aware of any other matter to be presented at the Meeting other than as set forth herein. However, if any other matters are properly brought before the Meeting, the shares represented by valid Proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

     Under Colorado law, unless otherwise provided in the Company's Articles of Incorporation: (i) for the election of directors, of the shares represented in person or by proxy at the meeting and entitled to vote, that number of candidates equaling the number of directors to be elected having the highest number of votes cast in favor of their election, are elected to the board of directors; and (ii) for the ratification of auditors and the approval of the amendment to the Tandem Plan, of the shares represented in person or by proxy at the meeting and entitled to vote, the votes cast favoring the ratification and approving the amendment must exceed the votes opposing it. The Company's Articles of Incorporation do not require a greater or lesser vote for any of these matters. Abstentions and broker non-votes will be counted for purposes of establishing a quorum only. Only those votes cast for the election of directors, the ratification of the auditors and the amendment to the Tandem Plan will be counted as votes in favor or affirmative votes.


                               ANNUAL REPORT

     The Company's Annual Report for the fiscal year ended December 31, 1998 accompanies this Proxy Statement. The audited financial statements of the Company are included in such Annual Report. Copies of the Form 10-KSB for the fiscal year ended December 31, 1998 are available from the Company upon written request of a Shareholder. In addition, copies of the exhibits thereto are available from the Company upon written request of a Shareholder and payment of the Company's out-of pocket expenses.


               SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of the common stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the exchange on which the common stock is listed for trading. Those persons are required by regulations promulgated under the Exchange Act to furnish the Company with copies of all reports filed pursuant to Section 16(a). The Company is not aware of any untimely filed reports for 1998.


               DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
              FOR THE ANNUAL MEETING TO BE HELD IN JUNE 2000

     Any proposal from a Shareholder intended to be presented at the Company's annual meeting of Shareholders to be held in June 2000, must be received at the offices of the Company, 4895 Peoria Street, Denver, Colorado 80239 no later than January 10, 2000, in order to be included in the Company's proxy statement and proxy relating to that meeting.

Denver, Colorado                                  JOSEPH H. KISER
May 10, 1999                                      CHAIRMAN OF THE BOARD
                                                  AND SECRETARY

                                 APPENDIX

                                PROXY CARD


                           VARI-L COMPANY, INC.

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Joseph H. Kiser and David G. Sherman, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Vari-L Company, Inc. held of record by the undersigned on April 21, 1999, at the Annual Meeting of Shareholders to be held on June 18, 1999 or any adjournment thereof.

1.   ELECTION OF FIVE DIRECTORS.


[ ] FOR all nominees listed below (except as marked to the contrary)

[ ]       WITHHOLD AUTHORITY to vote for all the nominees listed below

     Joseph H. Kiser                 David G. Sherman
     Sarah L. Booher                 David A. Lisowski
     Anthony B. Petrelli

     (INSTRUCTION: To withhold authority to vote for an individual nominee, cross out that nominee's name above.)

2.   TO RATIFY THE APPOINTMENT OF HAUGEN, SPRINGER & CO. AS THE
     INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1999.

          [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

3. TO APPROVE AN AMENDMENT TO THE COMPANY'S TANDEM STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN TO INCREASE THE NUMBER OF SHARES RESERVED UNDER THE PLAN.

          [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.


     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement furnished herewith.

Dated: ----------------, 1999

                                   ------------------------------

                                   ------------------------------
                                   Signature(s) of Shareholder(s)

                                   Signature(s) should agree with the
                                   name(s) stenciled hereon.  Executors,
                                   administrators, trustees, guardians and
                                   attorneys should indicate when signing.
                                   Attorneys should submit powers of
                                   attorney.


     PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING OR TO SUBMIT A LATER DATED REVOCATION OR AMENDMENT TO THIS PROXY ON ANY OF THE ISSUES SET FORTH ABOVE.


                                 APPENDIX



                           VARI-L COMPANY, INC.
                          TANDEM STOCK OPTION AND
                      STOCK APPRECIATION RIGHTS PLAN


                             TABLE OF CONTENTS


1.   Purpose                                                              1

2.   General Provisions.                                                  1

3.   Eligibility                                                          2

4.   Number of Shares Subject to Plan                                     2

5.   Stock Option.                                                        3

6.   Stock Appreciation Rights.                                           6

7.   Capital Adjustments                                                  7

8.   Nontransferability                                                   8

9.   Amendment, Suspension, or Termination of Plan                        8

10.  Effective Date                                                       8

11.  Termination Date                                                     9

12.  Resale of Shares Purchased                                           9

13.  Acceleration of Options                                              9

14.  Written Notice Required; Tax Withholding                             10

15.  Compliance with Securities Laws                                      10

16.  Waiver of Vesting Restrictions by Committee                          10

17.  Reports to Participants                                              10

18.  No Employee Contract                                                 11




                          TANDEM STOCK OPTION AND
                      STOCK APPRECIATION RIGHTS PLAN
                            AS OF APRIL 2, 1999

     1. PURPOSE. Vari-L Company, Inc. (the "Company") hereby establishes the Tandem Stock Option and Stock Appreciation Rights Plan (the "Plan"). The purpose of the Plan is to advance the interests of the Company and its stockholders by providing a means by which the Company shall be able to attract and retain competent officers, directors, key employees, advisors and consultants by providing them with an opportunity to participate in the increased value of the Company which their effort, initiative, and skill have helped produce.

     2.   GENERAL PROVISIONS.

          (a) The Plan will be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee shall be comprised of two or more directors designated by the Board of Directors. If and to the extent that Securities Exchange Act Rule 16b-3 or Internal Revenue Code Section 162 are applicable to the Plan, Committee members shall qualify as "Non-Employee Directors" within the meaning of Securities Exchange Act Rule 16b-3 and as "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3). (In the event Rule 16b-3 or Treasury Regulation 1.162.27(3)(3) is amended, modified or repealed, the requirements for being a member of the Committee shall reflect the then current requirements of the successor rule or regulation, if any.) Options granted under the Plan are intended to qualify for the "qualified performance based compensation" exception to Internal Revenue Code Section 162(m). The Committee shall have full power to construe and interpret the Plan and to establish and amend rules and regulations for its administration. Notwithstanding the foregoing, if it would be consistent with all applicable law including without limitation Rule 16b-3 and Treasury Regulation 1.162-27(e)(3), then the Plan may be administered by the Board of Directors, and if so administered all subsequent references to the Committee shall be read as referring to the Board of Directors. Any action of the Committee with respect to the Plan shall be taken by majority vote or by the unanimous written consent of the Committee members.

          (b) The Committee shall determine, in its sole discretion, which participants under the Plan shall be granted stock options or stock appreciation rights, the time or times at which options and rights are granted, as well as the number of shares and the duration of the options or rights which are granted to participants, provided, however, that no participant may be granted more than 300,000 options during any three year period under the Plan.

          (c) The Committee shall also determine any other terms and conditions relating to options and rights granted under the Plan as the Committee may prescribe, in its sole discretion.

          (d) The Committee may, in its discretion, delegate its administrative duties with respect to the Plan to an officer or employees, or to a committee composed of officers or employees, of the Company.

          (e) The Committee shall make all other determinations and take all other actions which it deems necessary or advisable for the administration of the Plan.

          (f) All decisions, determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries.

          (g) Notwithstanding anything to the contrary herein, the Committee shall have no authority to determine the amount, price or timing of grants hereunder to members of the Committee, unless, and only to the extent that, its exercise of such authority is consistent with all applicable laws, including, without limitation, Rule 16b-3.

     3. ELIGIBILITY. Officers, directors and employees of the Company and advisors and consultants to the Company shall be eligible to participate in the Plan and to receive options and rights hereunder, provided, however, that: (i) Incentive Stock Options may only be granted to employees (including officers and directors who are employees) of the Company or its subsidiaries; and (ii) advisors and consultants shall be eligible for grants only if they provide bona fide services that are not rendered in connection with the offer or sale of securities or in a capital- raising transaction.

     4. NUMBER OF SHARES SUBJECT TO PLAN. The aggregate number of shares of the Company's $.01 par value Common Stock which may be granted to participants shall be 3,270,000 shares, subject to adjustment only as provided in Sections 5(h) and 7 hereof. These shares may consist of shares of the Company's authorized but unissued Common Stock or shares of the Company's authorized and issued Common Stock reacquired by the Company and held in its treasury or any combination thereof. If an option or right granted under this Plan is surrendered, or for any other reason ceases to be exercisable in whole or in part, the shares as to which the option or right ceases to be exercisable shall be available for options or rights to be granted to the same or other participants under the Plan, except to the extent that an option or right is deemed surrendered by the exercise of a tandem stock appreciation right and that right is paid by the Company in stock, in which event the shares issued in satisfaction of the right shall not be available for new options or rights under the Plan.

     5.   STOCK OPTION.

          (a) TYPE OF OPTIONS. Options granted on or after January 28, 1994 may be either Nonqualified Stock Options or Incentive Stock Options as determined by the Committee in its sole discretion and as reflected in the Notice of Grant issued by the Committee. All Options granted under the Plan prior to January 28, 1994 were nonqualified stock options. "Incentive Stock Option" means an option intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). "Nonqualified Stock Option" means an option not intended to qualify as an Incentive Stock Option or an Incentive Stock Option which is converted to a Nonqualified Stock Option under Section 5(f) hereof.

          (b) OPTION PRICE. The price at which options may be granted under the Plan shall be determined as follows:

               (i) For Incentive Stock Options the option price shall be equal to 100% of the Fair Market Value of the stock on the date the option is granted provided, however, that Incentive Stock Options granted to any person who, at the time such option is granted owns (as defined in Section 422 of the Code) shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or its parent or subsidiary corporation, the Option Price shall be 110% of the Fair Market Value.

               (ii) For Nonqualified Stock Options the option price may be less than the Fair Market Value of the stock on the date of grant, but in no event shall the option price be less than fifty percent 50% of the Fair Market Value of the stock on the date the option is granted, provided, however that any grant of a Nonqualified Stock Option at a price less than Fair Market Value shall not qualify for the "qualified performance based compensation" exception to Internal Revenue Code Section 162(m).

               (iii) For purposes of this Plan, and except as otherwise set forth herein, "Fair Market Value" shall mean (a) if there is an established market for the Company's Common Stock on a stock exchange, in an over-the-counter market or otherwise, the mean of the highest and lowest quoted selling prices on the valuation date, or (b) if there were no such sales on the valuation date, then in accordance with Treas. Reg.
Section 20.2031-2 or successor regulations. Unless otherwise specified by the Committee at the time of grant, or in the Plan (as in the case of automatic grants to Committee members), the valuation date for purposes of determining Fair Market Value shall be the date of grant. The Committee may, however, specify in any grant of an Option or Stock Appreciation Right that, instead of the date of the grant, the valuation date shall be a valuation period of up to ninety (90) days preceding the date of grant, and Fair Market Value for purposes of such grant shall be the average over the valuation period of the mean on the highest and lowest quoted selling prices on each date on which sales were made in the valuation period, provided, however, that if the Committee fails to specify a valuation period and there were no sales on the date of grant then Fair Market Value shall be determined as if the Committee had specified a thirty (30) day valuation period. If there is no established market for the Company's Common Stock, of if there were no sales during the applicable valuation period, the determination of Fair Market Value shall be established by the Committee in its sole discretion considering the criteria set forth in Treasury Regulation Section 20.2031-2 or successor regulations.

          (c) EXERCISE OF OPTION. The right to purchase shares covered by any option or options under this Plan shall be exercisable only in accordance with the terms and conditions of the grant to the participant. Such terms and conditions may include a time period or schedule whereby some of the options granted may become exercisable, or "vested", over time and certain conditions, such as continuous service or specified performance criteria or goals, must be satisfied for such vesting. The determination as to whether to impose any such vesting schedule or requirements, and the terms of such schedule or requirements, shall be within the sole discretion of the Committee. These terms and conditions may be different for different participants so long as all options satisfy the requirements of the Plan.

     Options shall be paid for in cash or in shares of the Company's Common Stock, which shares shall be valued at the Fair Market Value of the shares on the date of exercise, or any combination thereof. The Committee may, in its discretion and subject to ratification by the entire Board of Directors, loan one or more participants all or a portion of the exercise price, together with the amount of any tax liability incurred by the participant as a result of the exercise of the option, for up to three (3) years with interest payable at the prime rate quoted in the Wall Street Journal on the date of exercise. Members of the Committee may receive such loans for the exercise of their options without Committee approval or Board ratification.

     The Committee may also permit a participant to effect a net exercise of an option without tendering any shares of the Company's stock as payment for the option. In such an event, the participant will be deemed to have paid for the exercise of the option with shares of the Company's stock and shall receive from the Company a number of shares equal to the difference between the shares that would have been tendered and the number of options exercised.

     The Committee may also cause the Company to enter into arrangements with one or more licensed stock brokerage firms whereby participants may exercise options without payment therefor but with irrevocable orders to such brokerage firm to immediately sell the number of shares necessary to pay the exercise price for the option and the withholding taxes, if any, and then to transmit the proceeds from such sales directly to the Company in satisfaction of such obligations.

          (d) DURATION OF OPTIONS. Unless otherwise prescribed by the Committee or this Plan, options granted hereunder shall expire ten (10) years from the date of grant, subject to early termination as provided in
Section 5(f) hereof.

          (e) INCENTIVE STOCK OPTIONS LIMITATIONS. In no event shall an Incentive Stock Option be granted to any person who, at the time such option is granted, owns (as defined in Section 422 of the Code) shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or of its parent or subsidiary corporation, unless the option price is at least 110% of the Fair Market Value of the stock subject to the Option, and such Option is by its terms not exercisable after the expiration of five (5) years from the date such Option is granted. Moreover, the aggregate Fair Market Value (determined as of the time that option is granted) of the shares with respect to which Incentive Stock Options are exercisable for the first time by any individual employee during any single calendar year under the Plan shall not exceed $100,000. In addition, in order to receive the full tax benefits of an Incentive Stock Option, the employee must not resell or otherwise dispose of the stock acquired upon exercise of the Incentive Stock Option until two (2) years after the date the option was granted and one (1) year after it was exercised.

          (f) EARLY TERMINATION OF OPTIONS. In the event a participant's employment with or service to the Company shall terminate as the result of total disability or the result of retirement at 65 years of age or later, then any options granted to such participant shall terminate and may no longer be exercised three (3) months after the time such participant is no longer an employee, officer or director of, or advisor or consultant to, the Company. If the participant dies while employed or engaged by the Company, to the extent that the option was exercisable at the time of the participant's death, such option may, within one year after the participant's death, be exercised by the person or persons to whom the participant's rights under the option shall pass by will or by the applicable laws of descent and distribution; provided, however, that an option may not be exercised to any extent after the expiration of the option as originally granted. In the event a participant's employment or engagement by the Company shall terminate as the result of any circumstances other than those referred to above, whether terminated by the participant or the Company, with or without cause, then all options granted to such participant under this Plan shall terminate and no longer be exercisable as of the date of such termination, provided, however, that if an employee with an Incentive Stock Option terminates employment prior to its exercise, but after such termination becomes or remains a non-employee officer, director, advisor or consultant eligible for Nonqualified Stock Options hereunder, then the Incentive Stock Option shall be converted to a Nonqualified Stock Option on the date the Incentive Stock Option would otherwise have terminated.

     An employee who is absent from work with the Company because of total disability, as defined below, shall not by virtue of such absence alone be deemed to have terminated such participant's employment with the Company. All rights which such participant would have had to exercise options granted hereunder will be suspended during the period of such absence and may be exercised cumulatively by such participant upon his return to the Company so long as such rights are exercised prior to the expiration of the option as originally granted. For purposes of this Plan, "total disability" shall mean disability, as a result of sickness or injury, to the extent that the participant is prevented from engaging in any substantial gainful activity and is eligible for and receives a disability benefit under Title II of the Federal Social Security Act.

          (g) AUTOMATIC GRANTS TO COMMITTEE MEMBERS. Except as provided in Section 2(g) hereof, no action may be taken by the Committee to grant any options to members of the Committee. Notwithstanding the foregoing and irrespective of any action by the Committee, on the date of each meeting of the Board of Directors or a committee thereof, each member of the Committee and of the Audit Committee (other than members who are officers or employees of the Company) that attends such meeting in person shall receive a grant of a ten year, fully vested, Nonqualified Stock Option to purchase 500 shares of the Company's Common Stock at an exercise price equal to the Fair Market Value calculated in accordance with Section 5(b) with a valuation period of thirty (30) days.

          (h) RELOAD BY PAYMENT IN SHARES. To the extent that a participant pays for the exercise of an option with shares of the Company's stock rather than cash, the tendered shares shall be deemed to be added back to the Plan, increasing the total number of shares subject to and reserved for the Plan by that amount.

     6.   STOCK APPRECIATION RIGHTS.

          (a) GRANT. Stock appreciation rights may be granted by the Committee under this Plan upon such terms and conditions as it may prescribe. A stock appreciation right may be granted only in connection with an option previously granted to or to be granted under this Plan. Each stock appreciation right shall become nonexercisable and be forfeited if the related option is exercised. "Stock appreciation right" as used in this Plan means a right to receive the excess of Fair Market Value, on the date of exercise, of a share of the Company's Common Stock on which an appreciation right is exercised over the option price provided for in the related option and is issued in consideration of services performed for the Company or for its benefit by the participant. Such excess is hereafter called "the differential."

          (b) EXERCISE OF STOCK APPRECIATION RIGHTS. Stock appreciation rights shall be exercisable and be payable in the following manner:

               (i) A stock appreciation right shall be exercisable by the participant at the same time or times that the option to which it relates could be exercised. A participant wishing to exercise a stock appreciation right shall give written notice of such exercise to the Company. Upon receipt of such notice, the Company shall determine, in its sole discretion, whether the participant's stock appreciation rights shall be paid in cash or in shares of the Company's Common Stock or any combination of cash and shares and thereupon shall, without deducting any transfer or issue tax, deliver to the person exercising such right an amount of cash or shares of the Company's Common Stock or a combination thereof with a value equal to the differential minus withholding taxes, if any. The date the Company receives the written notice of exercise hereunder is the exercise date. The shares issued upon the exercise of a stock appreciation right may consist of shares of the Company's authorized but unissued Common Stock or of its authorized and issued Common Stock reacquired by the Company and held in its treasury or any combination thereof. No fractional share of Common Stock shall be issued; rather, the Committee shall determine whether cash shall be given in lieu of such fractional share or whether such fractional share shall be eliminated.

               (ii) The exercise of a stock appreciation right shall automatically result in the surrender of the related stock option by the participant on a share for share basis. Likewise, the exercise of a stock option shall automatically result in the surrender of the related stock appreciation right. Shares covered by surrendered options shall be available for granting further options under this Plan except to the extent and in the amount that such rights are paid by the Company with shares of stock, as more fully discussed in Section 4 hereof.

               (iii) The Committee may impose any other terms and conditions it prescribes upon the exercise of a stock appreciation right, which conditions may include a condition that the stock appreciation right may only be exercised in accordance with rules and regulations adopted by the Committee from time to time.

          (c) LIMITATION ON PAYMENTS. Notwithstanding any other provision of this Plan, the Committee may from time to time determine, including at the time of exercise, the maximum amount of cash or stock which may be given upon exercise of any stock appreciation right in any year, provided, however, that all such amounts shall be paid in full no later than the end of the year immediately following the year in which the participant exercised such stock appreciation rights. Any determination under this paragraph may be changed by the Committee from time to time provided that no such change shall require the participant to return to the Company any amount theretofore received or to extend the period within which the Company is required to make full payment of the amount due as the result of the exercise of the participant's stock appreciation rights.

          (d)  EXPIRATION OR TERMINATION OF STOCK APPRECIATION RIGHTS.

               (i) Each stock appreciation right and all rights and obligations thereunder shall expire on the date on which the related option expires or terminates.

               (ii) A stock appreciation right shall terminate and may no longer be exercised upon the expiration or termination of the related option.

     7. CAPITAL ADJUSTMENTS. The aggregate number of shares of the Company's Common Stock subject to this Plan, the maximum number of shares as to which options may be granted to any one participant hereunder, and the number of shares and the price per share subject to outstanding options, shall be appropriately adjusted by the Committee for any increase or decrease in the number of shares of Common Stock which the Company has issued resulting from any stock split, reverse stock split, stock dividend, combination of shares or any other change, or any exchange for other securities or any reclassification, merger, reorganization, consolidation, redesignation, recapitalization, or otherwise. Similar adjustments shall be made to the terms of stock appreciation rights.

     8. NONTRANSFERABILITY. During a participant's lifetime, an option may be exercisable only by the participant and options granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by applicable law and Rule 16b-3, the Committee may (i) permit a recipient of a Nonqualified Stock Option to designate in writing during the participant's lifetime a beneficiary to receive and exercise the participant's Nonqualified Stock Options in the event of such participant's death (as provided in Section 5(f)), (ii) grant Nonqualified Stock Options that are transferable to the immediate family or a family trust of the recipient, and (iii) modify existing Nonqualified Stock Options to be transferable to the immediate family or a family trust of the recipient. Any other attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan shall be null and void.

     9. AMENDMENT, SUSPENSION, OR TERMINATION OF PLAN. The Board of Directors or the Committee may at any time suspend or terminate the Plan and may amend it from time to time in such respects as the Board of Directors or the Committee may deem advisable in order that options and rights granted hereunder shall conform to any change in the law, or in any other respect which the Board of Directors or the Committee may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without the participant's consent, alter or impair any of the rights or obligations under any option or stock appreciation rights theretofore granted to him under the plan; and provided further that no such amendment shall, without shareholder approval: increase the total number of shares available for grants of options or rights under the Plan (except as provided by Section 7 hereof); or effect any change to the Plan which is required to be approved by shareholder by law, including, without limitation, the regulations promulgated under Section 422 and
Section 162(m) of the Code. In addition, the provisions of Section 5(g) relating to the amount, price and timing of grants to members of the Committee shall not be amended more than once every six (6) months other than to comport with applicable changes to the Code, the Employee Retirement Income Security Act or rules thereunder.

     10. EFFECTIVE DATE. The effective date of the Plan shall be December 31, 1987, provided, however, that the effective date of the Plan as it relates to Incentive Stock Options shall be January 28, 1994 and no Incentive Stock Option may be granted hereunder before January 28, 1994. If the January 28, 1994 amendment to and restatement of the Plan is not approved by the affirmative vote of a majority of the Company's shareholders on or before January 28, 1995, then the Plan shall remain in effect as it was last amended on June 14, 1990. The failure of the shareholders to approve such amendment and restatement of the Plan shall not, however, affect the validity, duration or any other terms and conditions of options or rights granted prior to January 28, 1994, and shall affect the terms and conditions of options or rights granted after that date only to the extent required by law.

     11. TERMINATION DATE. Unless this Plan shall have been previously terminated by the Committee, this Plan shall terminate on January 28, 2004, except as to options and rights theretofore granted and outstanding under the Plan at that date, and no stock option or stock appreciation rights shall be granted after that date.

     12. RESALE OF SHARES PURCHASED. All shares of stock purchased under this Plan may be freely resold, subject to applicable state and federal securities laws restricting their transfer. As a condition to exercise of an option, the Company may impose various conditions, including a requirement that the person exercising such option represent and warrant that, at the time of such exercise, the shares of Common Stock being purchased are being purchased for investment and not with a view to resale or distribution thereof. The resale of shares purchased upon the exercise of Incentive Stock Options may, however, cause the employee to lose certain tax benefits if the employee fails to comply with the holding period requirements described in Section 5(e) hereof.

     13. ACCELERATION OF OPTIONS. If the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets or stock of the Company by means of a sale, merger or other reorganization, liquidation, or otherwise, any option granted pursuant to the Plan shall become immediately exercisable with respect to the full number of shares subject to that option during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Company and ending when the disposition of assets or stock contemplated by that agreement is consummated or the option is otherwise terminated in accordance with its provisions or the provisions of the Plan, whichever occurs first; provided that no option shall be immediately exercisable under this Section on account of any agreement of merger or other reorganization where the shareholders of the Company immediately before the consummation of the transaction will own 50% or more of the total combined voting power of all classes of stock entitled to vote of the surviving entity (whether the Company or some other entity) immediately after the consummation of the transaction. In the event the transaction contemplated by the agreement referred to in this section is not consummated, but rather is terminated, canceled or expires, the options granted pursuant to the Plan shall thereafter be treated as if that agreement had never been entered into.

     14. WRITTEN NOTICE REQUIRED; TAX WITHHOLDING. Any option or right granted pursuant to the Plan shall be exercised when written notice of that exercise by the participant has been received by the Company at its principal office and, with respect to options, when such notice is received and full payment for the shares with respect to which the option is exercised has been received by the Company. Participant agrees that, to the extent required by law, the Company shall withhold or require the payment by participant of any state, federal or local taxes resulting from the exercise of an option or right, provided however that to the extent permitted by law, the Committee may in its discretion, permit some or all of such withholding obligation to be satisfied by the delivery by the participant of, or the retention by the Company of, shares of its Common Stock.

     15. COMPLIANCE WITH SECURITIES LAWS. Shares shall not be issued with respect to any option or right granted under the Plan unless the exercise of that option and the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of state and federal law, including without limitation the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed or traded, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Further, each participant must consent to the imposition of a legend on the certificate representing the shares of Common Stock issued upon the exercise of the option or right restricting their transferability as may be required by law, the option, or the Plan.

     16. WAIVER OF VESTING RESTRICTIONS BY COMMITTEE. Notwithstanding any provision of the Plan, in the event a participant dies, becomes disabled, retires as an employee, officer or director of, or as an advisor or consultant to, the Company, the Committee shall have the discretion to waive any vesting restrictions on the retiree's options, or the early termination of any Nonqualified Stock Options held by the retiree.

     17. REPORTS TO PARTICIPANTS. The Company shall furnish to each participant a copy of the annual report sent to the Company's shareholders. Upon written request, the Company shall furnish to each participant a copy of its most recent annual report and each quarterly report to shareholders issued since the end of the Company's most recent fiscal year.

     18. NO EMPLOYEE CONTRACT. The grant of an option or right under the Plan shall not confer upon any participant any right with respect to continuation of employment by, or the rendition of advisory or consulting services to, the Company, nor shall it interfere in any way with the Company's right to terminate the participant's employment or services at any time.


DAVID G. SHERMAN,                       JOSEPH H. KISER,
     President                               Chairman of the Board
                                             and Secretary